Exhibit 10.31

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered this 5th day of November, 2014 (the “Effective Date”) between SOCIAL REALITY, INC., a Delaware corporation whose principal place of business is 456 Seaton Street, Los Angeles, CA  90013 (the "Corporation") and CARRIE MCQUEEN, an individual whose address is _____________________ (the "Executive").

RECITALS

WHEREAS, the Corporation has developed technology that allows brands to launch and manage digital advertising campaigns and that enables website publishers to sell their media inventory to a number of digital adverting buyers.

WHEREAS, the Corporation desires to employ the Executive and the Executive desires to be employed by the Corporation.

WHEREAS, the Executive, by virtue of the Executive's employment with the Corporation, will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Corporation's business.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Executive do hereby agree as follows:

1.

Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2.

Employment.  The Corporation hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

3.

Authority and Power During Employment Period.

a.

Duties and Responsibilities.  During the term of this Agreement, the Executive will serve as the Corporation’s Chief Financial Officer.  In this capacity, the Executive will perform such duties and exercise such supervision with regard to the business of the Corporation as are associated with such position, including such duties as may be prescribed from time to time by the Chief Executive Officer of the Corporation.  The Executive shall report directly to the Chief Executive Officer.

b.

Time Devoted.  Throughout the term of the Agreement, the Executive shall devote substantially all of the Executive's business time and attention to the business and affairs of the Corporation consistent with the Executive's senior executive position with the Corporation, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from engaging in personal business, including as a member of the Board of Directors of affiliated companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

4.

Term.  The term (“Term”) of employment hereunder will commence on the Effective Date and end on the second annual anniversary of the Effective Date and may be extended for additional one (1) year periods (each a "Renewal Term") by written notice given by the Corporation to the Executive at least 60 days before the expiration of the Term or the Renewal Term, as the case may be, unless this Agreement shall have been terminated pursuant to Section 6 of this Agreement.

5.

Compensation and Benefits.

a.

Salary.  The Executive shall be paid a base salary (“Base Salary”), payable in accordance with the Corporation's policies from time to time for senior executives, at an annual rate One Hundred Fourteen Thousand dollars ($114,000.00).

b.

Discretionary Bonus.  The Executive may be awarded a bonus from time to time and in such amounts as may be determined by the Board of Directors of the Corporation in their sole discretion.

c.

Equity Compensation.  The Executive shall be granted the following awards under the Corporation’s 2012 Equity Compensation Plan (the “Plan”), all such awards to be made in accordance with the terms and conditions of the Plan:

i.

Stock Award.  The Executive is hereby granted a restricted stock award (the “RSU”) of 45,455 shares of the Corporation’s Class A common stock, which such RSU shall vest on the one (1) year anniversary of the Effective Date; and

ii.

Options.  The Executive is hereby granted options (the “Options”) to purchase 500,000 shares of the Corporation’s Class A common stock at an exercise price of $1.10 per share.  The Options, which shall be exercisable for a period of three (3) years from the vesting date, shall vest, subject to the Executive’s continued employment, as follows:

No. of Shares Underlying Option	Type of Option	Vesting Date

66,666	ISO	November 5, 2015
100,000	NSO	November 5, 2015
166,667	NSO	November 5, 2016
166,667	NSO	November 5, 2017

d.

Executive Benefits.  The Executive shall be entitled to participate in all benefit programs of the Corporation currently existing or hereafter made available to executive and/or salaried employees including, but not limited to, stock option plans, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.

e.

Vacation.  During each fiscal year of the Corporation, the Executive shall be entitled to such amount of vacation consistent with the Executive's position and length of service to the Corporation.

f.

Business Expense Reimbursement.  During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Corporation) in performing services hereunder, provided the Executive properly accounts therefor.

6.

Termination.

a.

Death.  This Agreement will terminate upon the death of the Executive; however, the Executive's Base Salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive, for a period of thirty (30) days during the first year of the Term of this Agreement and thereafter for a period of sixty (60) days until the expiration of the Term of this Agreement after the date of death at the annual rate in effect immediately prior to her death in addition to any discretionary bonus which shall have been earned at the time of the death of the Executive. Other death benefits will be determined in accordance with the terms of the Corporation's benefit programs and plans.

b.

Disability.

(1)

The Executive's employment will terminate in the event of her disability, upon the first day of the month following the determination of disability as provided below. Following such a termination, the Executive shall be entitled to compensation in accordance with the Corporation's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive her Base Salary, at the annual rate in effect immediately prior to the commencement of disability, for a period of thirty (30) days during the first year of the Term of this Agreement and thereafter for a period of sixty (60) days during the remaining Term of this Agreement after the termination. Any amounts provided for in this Section 6b shall not be offset by other long-term disability benefits provided to the Executive by the Corporation or Social Security.

(2)

"Disability," for the purposes of this Agreement, shall be deemed to have occurred if (A) the Executive is unable, by reason of a physical or mental condition, to perform her duties under this Agreement for an aggregate of sixty (60) days in any 12-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction.

Anything herein to the contrary notwithstanding, if, following a termination of employment due to disability, the Executive becomes re-employed, whether as an executive or a consultant, any compensation, annual incentive payments or other benefits earned by the

Executive from such employment shall be offset against any compensation continuation due to the Executive hereunder.

c.

Termination by the Corporation For Cause.

(1)

Nothing herein shall prevent the Corporation from terminating Executive for Cause, as hereinafter defined.  The Executive shall continue to receive compensation only for the period ending with the date of such termination as provided in this Section 6c. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

(2)

"Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Corporation; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Corporation; (C) engaging in a criminal enterprise; (D) conviction for a felony under the laws of the United States or any state thereof; (E) breach of any term of Executive’s employment in any material respect (other than any such failure resulting from Executive’s Disability), which results or could reasonably be expected to result in harm to the Corporation’s Business or reputation; (F) continued willful failure to substantially perform Executive’s duties under this Agreement; or (G) any assignment of this Agreement in violation of Section 15 of this Agreement.

(3)

Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in Section 6c(2) of this Agreement and specifying the particulars thereof and the Executive shall be given a ten (10) day period to cure such conduct set forth in Section 6c(2).

d.

Termination by the Corporation Other Than For Cause.  The foregoing notwithstanding, the Corporation may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6c above, the Corporation may terminate this Agreement upon giving the Executive thirty (30) days' prior written notice. During such thirty (30) day period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement.

e.

Voluntary Termination.  If the Executive terminates the Executive's employment on the Executive's own volition prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6c.

f.

Additional Termination Provisions.

(1)

Payment Delay.  Notwithstanding anything to the contrary in this Agreement, to the extent any payments to Executive pursuant to this Agreement are non-qualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then (i) to the extent required by Section 409A of the Code, no amount shall be payable unless Executive’s termination of employment constitutes a Separation from Service (as defined below), and (ii) if Executive is deemed at the time of her Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6) month period measured from the date of Executive’s Separation from Service or (B) the date of Executive’s death.  Upon the earlier of such dates, all payments deferred pursuant to this Section 6(f) shall be paid in a lump sum to Executive.  The determination of whether Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of her Separation from Service shall made by the Corporation in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treas. Reg. Section 1.409A-1(i) and any successor provision thereto).  For purposes of this Agreement, a “Separation from Service” shall mean Executive’s “separation from service” with the Corporation as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto.

(2)

Exceptions to Payment Delay. Notwithstanding Section 6(f), to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to this Agreement shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals).

7.

Covenant Not To Compete and Non-Disclosure of Information.

a.

Covenant Not To Compete.  The Executive acknowledges and recognizes the highly competitive nature of the Corporation's business and the goodwill, continued patronage, and the names and addresses of the Corporation's customers and suppliers or vendors with whom the Corporation has done or is endeavoring to do business with constitute a substantial asset of the Corporation having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, and as except as may specifically otherwise approved by the Corporation’s Board of Directors, the Executive agrees to the following:

(1)

That during the Restricted Period, the Executive will not, directly or indirectly, compete with the Corporation by soliciting, inducing or influencing any of the Corporation's customers, suppliers or vendors which have a business relationship with the

Corporation at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Corporation; and

(2)

That during the Restricted Period, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Corporation to discontinue such employment or agency relationship with the Corporation, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Corporation (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within two (2) years prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Corporation.

b.

Non-Disclosure of Information. The Executive acknowledges that the Corporation's trade secrets, any financial information or any secret, proprietary, or confidential information relating to the Corporation's programs, customers, customers' information, sales or business of the Corporation, or any sensitive personal information learned or obtained about the Corporation's officers, stockholders and/or employees in the course and scope of the Executive’s employment with the Corporation (the "Proprietary Information") are valuable, special and unique assets of the Corporation, access to and knowledge of which are essential to the performance of the Executive’s duties hereunder. In light of the highly competitive nature of the industry in which the Corporation's business is conducted, the Executive agrees that all Proprietary Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Corporation, shall be considered confidential.

In recognition of this fact, the Executive agrees that the Executive, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Corporation) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Corporation, the Executive is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Executive or that come into the Executive's possession during the Executive's association with the Corporation are and remain the property of the Corporation, and when this Agreement terminates, such Documents shall be returned to the Corporation at the Corporation's principal place of business, as provided in the Notice provision (Section 11) of this Agreement.

c.

Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original Documents or non-identical copies thereof.

d.

Restrictive Period. The "Restrictive Period" shall be deemed to be one (1) year following termination of this Agreement.

e.

Business Activities. "Business Activities" shall be deemed to any business activities concerning digital advertising and any additional activities which the Corporation or any of its affiliates may engage in during any portion of the 12 months prior to the termination of Executive's employment.

f.

Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7a and b are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Corporation would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive. To the extent that the covenants contained in this Section 7 may later be deemed by a court to be too broad to be enforced with respect to their duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision.  The provision as modified shall then be enforced.

g.

Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7a and b shall survive the termination of this Agreement and the Executive's employment with the Corporation.

h.

Remedies.

(1)

The Executive acknowledges and agrees that the Corporation's remedy at law for a breach or threatened breach of any of the provisions of Section 7a or b herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Corporation. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 7a or b, the Executive agrees that, in addition to any remedy at law available to the Corporation, including, but not limited to monetary damages, all rights of the Executive to payment or otherwise under this Agreement and all amounts then or thereafter due to the Executive from the Corporation under this Agreement may be terminated and the Corporation, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Corporation's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Corporation.

(2)

The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7a or b and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Corporation. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach.

8.

Computer Systems.  The Executive acknowledges that Executive’s access to and permission to use the Corporation’s computer systems, networks, and equipment, and all the Corporation information contained therein, is restricted to legitimate business purposes on behalf of the Corporation and reasonable personal use in accordance with the Corporation’s applicable policies and procedures. Any other access to or use of such systems, networks, equipment, and information is without authorization and is prohibited. The restrictions contained in this Section 8 extend to any personal computers or other electronic devices of Executive that are used for business purposes relating to the Corporation. The Executive shall not transfer any Corporation information to any personal computer or other electronic device that is not otherwise used for any business purpose relating to the Corporation. Upon a termination of Executive’s employment, the Executive’s authorization to access and permission to use the Corporation’s computer systems, networks, and equipment, and any Corporation information contained therein, shall cease, and the Executive shall delete any Corporation information from Executive’s personal computer or other electronic device.

9.

Indemnification. The Executive shall be covered by the Certificate of Incorporation and By-Laws of the Corporation, together with a separate indemnification agreement to be entered into between the Corporation and the Executive following the Effective Date in the form attached hereto as Exhibit A and incorporate herein by such reference (the “Indemnification Agreement”), with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Corporation, subject to all the provisions of Delaware and Federal law, the Certificate of Incorporation of the Corporation and the By-Laws of the Corporation then in effect.  Such reasonable expenses, including attorneys' fees, that may be covered by the these indemnification provisions shall be paid by the Corporation on a current basis in accordance with such provision, the Corporation's Certificate of Incorporation, By-Laws, the Indemnification Agreement and Delaware law. To the extent that any such payments by the Corporation pursuant to these provisions may be subject to repayment by the Executive pursuant to the provisions of the Corporation's Certificate of Incorporation, By-Laws and/or Indemnification Agreement, or pursuant to Delaware or Federal law, such repayment shall be due and payable by the Executive to the Corporation within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Corporation's affairs for the period prior to the date of termination of the Executive's employment with the Corporation and as to which Executive has been covered by such applicable provisions.

10.

Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Corporation may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

11.

Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Corporation, or in the case of the Corporation to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

12.

Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

13.

Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

14.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

15.

Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Corporation in connection with the sale, transfer or other disposition of its business or to any of the Corporation's affiliates controlled by or under common control with the Corporation.

16.

Governing Law; Venue.  This Agreement shall become valid when executed and accepted by Corporation.  The parties agree that it shall be deemed made and entered into in the State of California and shall be governed and construed under and in accordance with the laws of the State of California.  Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.  Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the California State Supreme Court, County of Los Angeles, or in the United States District Court for the Central District of California, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of either the California State Supreme Court, County of Los Angeles, or the United States District Court for the Central District of California in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the California State Supreme Court, County of Los Angeles, or in the United States District Court for the Central District of California and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

17.

Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

18.

Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

19.

Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

20.

Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

21.

Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

22.

Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

23.

Role of Counsel.  The Executive acknowledges her understanding that this Agreement was prepared at the request of the Corporation by Pearlman Schneider, LLP, its counsel, and that such firm did not represent the Executive in conjunction with this Agreement or any of the related transactions.  The Executive, as further evidenced by her signature below, acknowledges that she has had the opportunity to obtain the advice of independent counsel of her choosing prior to her execution of this Agreement and that she has availed herself of this opportunity to the extent she deemed necessary and advisable.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:	THE CORPORATION:

SOCIAL REALITY, INC.

	By:	/s/ Christopher Miglino
Christopher Miglino,
Chief Executive Officer

Witness:	THE EXECUTIVE

/s/ Carrie McQueen
CARRIE MCQUEEN

Exhibit A

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of November 5, 2014, by and between Social Reality, Inc., a Delaware corporation (the “Company”), and Carrie McQueen (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, the Certificate of Incorporation and Bylaws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted under Delaware law; and

WHEREAS, in recognition of Indemnitee’s need for: (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Certificate of Incorporation and Bylaws; (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company); and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.

Certain Definitions:

(a)

Board: shall mean the Board of Directors of the Company.

(b)

Affiliate: shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

(c)

Change in Control: shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and other than any person holding shares of the Company on the date that the Company first registers under the Act or any transferee of such individual if such transferee is a spouse or lineal descendant of the transferee or a trust for the benefit of the individual, his spouse or lineal descendants), is or becomes the “beneficial owner”

1

(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(d)

Expenses: shall mean any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(e)

Indemnifiable Event: shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or an Affiliate of the Company, or while a director or officer is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company or an Affiliate of the Company, as described above.

(f)

Independent Counsel: shall mean the person or body appointed in connection with Section 3.

(g)

Proceeding: shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or an Affiliate of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(h)

Reviewing Party: shall mean the person or body appointed in accordance with Section 3.

(i)

Voting Securities: shall mean any securities of the Company that vote generally in the election of directors.

2.

Agreement to Indemnify.

(a)

General Agreement.  In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law.

(b)

Initiation of Proceeding.  Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement, or any other agreement or insurance policy or the Company’s Certificate of Incorporation or Bylaws to indemnification or advancement of expenses; (iii) as otherwise required under Section 145 of the Delaware General Corporation Law or (iv) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c)

Expense Advances.  If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.   This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or Section 2(f).

(d)

Mandatory Indemnification.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e)

Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)

Prohibited Indemnification.  No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws or for which payment is prohibited by law.

3.

Reviewing Party.  Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; provided that if all members of the Board are parties to the particular Proceeding with respect to which Indemnitee is seeking indemnification, the Independent Counsel refereed to below shall become the Reviewing Party; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising before a Change of Control for which Independent Counsel shall become be the Reviewing Party and all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a)

Indemnification Payment.  Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

(b)

Suit to Enforce Rights.  Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c)

Defense to Indemnification, Burden of Proof, and Presumptions.  It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.

Indemnification for Expenses Incurred in Enforcing Rights.  The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for:

(i)

indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(ii)

recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6.

Notification and Defense of Proceeding.

(a)

Notice.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b)

Defense.  With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding or shall not continue to retain counsel to defend such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the

Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.

(c)

Settlement of Claims.  The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.

Establishment of Trust.  In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) the Company shall, upon written request by Indemnitee, create a Trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.

Non-Exclusivity.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, any agreement, any vote of stockholders or directors, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.

Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10.

Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.

Amendment of this Agreement.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12.

Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.

No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

14.

Duration of Agreement.  This Agreement shall continue and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder an or any proceeding commenced by Indemnitee pursuant to Section 4(b) of this Agreement relating thereto.

15.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

16.

Severability.  If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

17.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue or any such action or proceeding in the Delaware Court of Chancery and (iv) waive, and agree not to please or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery had been brought in an improper or inconvenient forum.

18.

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day but only if sent concurrently in the manner set forth in clause (d) below, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b) To the Company at:

Social Reality, Inc.

456 Seaton Street

Los Angeles, CA 90013

Attention: Christopher Miglino

Telephone: (323) 283-8505

Email: chris@socialreality.com

Notice of change of address shall be effective only when given in accordance with this Section 18.

19.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

SOCIAL REALITY, INC.

By:
Name: Christopher Miglino Title: Chief Executive Officer

INDEMNITEE

Carrie McQueen Address: ___________ ___________

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